Exhibit 99.1
Nuveen Churchill Private Capital Income Fund Announces Strategic Acquisition of Nuveen Churchill BDC V
NEW YORK – April 2, 2026 – Nuveen Churchill Private Capital Income Fund (“PCAP”) and Nuveen Churchill BDC V (“BDC V”) today announced that each of its respective Board of Trustees has approved a strategic transaction in which PCAP will acquire 100% of the assets and liabilities of BDC V at fair value pursuant to a purchase and sale agreement. The transaction is expected to close in the second quarter of 2026, subject to all necessary approvals and customary closing conditions.
Ken Kencel, President and Chief Executive Officer of PCAP and BDC V, said, "We are pleased to announce this strategic transaction, which we believe will deliver meaningful long-term value to PCAP shareholders. The combination of two high-quality, complementary portfolios managed by the same investment team positions PCAP for continued growth and strong performance, while providing an efficient wind-down of BDC V for their shareholders."
Key Transaction Considerations:
•Increased Scale and Diversification – The transaction is expected to lead to enhanced size, scale and portfolio diversification of PCAP through the integration of BDC V’s portfolio. The combined portfolio will reflect PCAP’s continued commitment to disciplined, core middle market investing, with greater diversification across borrowers and industries. Post-transaction, PCAP’s top 10 investments at fair value will represent a smaller share of its overall portfolio (~9% vs ~11% pre-transaction), underscoring the improved balance and reduced concentration, which PCAP believes will provide a long-term benefit to its shareholders.
•BDC V’s Complementary High-Quality Portfolio - BDC V commenced operations in August 2025, and its portfolio aligns with PCAP's investment strategy with approximately 55% of BDC V's assets by fair value already held within PCAP as of December 31, 2025. As of December 31, 2025, there were no investments on non-accrual in BDC V’s portfolio and the weighted average internal risk rating of 4.0, which is the initial rating assigned at origination.
•Improved Access to Debt and Equity Capital – The increased size and greater scale of PCAP following the transaction is expected to facilitate broader access to funding sources, improve PCAP's cost of debt, and allow for more favorable financing terms.
•Operational Efficiency – PCAP’s larger scale post-transaction is expected to create operational efficiencies, with fixed and semi-fixed costs spread across a significantly larger asset base.

•Allows for Efficient Wind-down of BDC V – The transaction is expected to result in the sale of 100% of BDC V’s assets and liabilities, allowing for an efficient wind-down of BDC V.
Transaction Details
In exchange for cash consideration paid by PCAP equal to BDC V’s net asset value as of a mutually agreed date no earlier than 48 hours (excluding Sundays and holidays) prior to the effective time of the transaction, BDC V will sell, transfer, assign, convey and deliver to PCAP all of its assets. PCAP will also assume BDC V’s outstanding liabilities, including all indebtedness outstanding under BDC V’s credit facility and all obligations under the documents governing BDC V’s portfolio assets.
Closing of the transaction is currently anticipated to occur during the second quarter of 2026 and is subject to necessary approvals and customary closing conditions, including requisite approval by BDC V’s shareholders.
About Nuveen Churchill Private Capital Income Fund and Nuveen Churchill BDC V
PCAP and BDC V are specialty finance companies focused primarily on investing in U.S. middle market companies with $10 to $100 million in earnings before interest, taxes depreciation and amortization, which PCAP and BDC V consider the core middle market. Each of PCAP and BDC V has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). PCAP is externally managed by its investment adviser, Churchill PCIF Advisor LLC (“PCAP Adviser”), and by its sub-adviser, Churchill Asset Management LLC (“Churchill”). BDC V is externally managed by Churchill. Both PCAP Adviser and Churchill are affiliates and subsidiaries of Nuveen, LLC (“Nuveen”), the investment management division of Teachers Insurance and Annuity Association of America (“TIAA”) and one of the largest asset managers globally. Churchill is a leading capital provider for private equity-backed middle market companies and operates as the exclusive U.S. middle market direct lending and private capital business of Nuveen and TIAA. Churchill is a registered investment adviser and majority-owned, indirect subsidiary of TIAA.
Forward-Looking Statements
Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition or the transaction. In addition, words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties.
Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: (i) the ability of the parties to consummate the transaction on the expected timeline, or at all; (ii) the expected synergies associated with the transaction; (iii) the ability of either PCAP or BDC V to realize the anticipated benefits of the transaction; (iv) the failure of BDC V’s shareholders to approve the purchase and sale agreement (the “Purchase Agreement”) and the transaction contemplated thereby (the “Transaction Proposal”) and authorize BDC V’s board of trustees to withdraw BDC V’s election to be regulated as a BDC under the 1940 Act (the “Withdrawal Proposal” and together with the Transaction Proposal, the “Proposals”); (v) the possibility that any or all of the various conditions to the consummation of the transaction may not be satisfied or waived, and any potential termination of the Purchase Agreement or action of BDC V’s shareholders with respect to the transaction; (vi) the effects of any disruption on the business of PCAP and BDC V from the transaction; (vii) changes in the economy, financial markets and political environment; (viii) risks associated with possible disruption in the operations of PCAP or BDC V prior to the closing of the transaction or disruption in the economy generally due to geopolitical conflicts or other unanticipated events; (ix) any changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (x) conditions in the BDC industry; and (xi) other considerations that may be disclosed from time to time in PCAP’s and BDC V’s publicly disseminated documents and filings.
PCAP and BDC V have based the forward-looking statements included in this press release on information available to them on the date of this press release, and they assume no obligation to update any such forward-looking statements. Although PCAP and BDC V undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that PCAP and BDC V may file with the SEC in the future, including the proxy statement on Schedule 14A that will be filed by BDC V in connection with the transaction (the “Proxy Statement”), Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Important Information and Where to Find It
In connection with the transaction, BDC V intends to file with the SEC and mail to its shareholders the Proxy Statement relating to the Proposals for which approval by shareholders of BDC V will be sought. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF BDC V ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BDC V, THE TRANSACTION, THE PROPOSALS, AND RELATED MATTERS. Investors and security holders will be able to obtain the Proxy Statement and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, or by directing a request to BDC V by mail at 375 Park Avenue, 9th Floor, New York, NY 10152, Attention: Investor Relations or by telephone at (212) 478-9200.
Participation in the Solicitation
BDC V and its trustees, executive officers and certain other members of management and employees of Churchill and its affiliates may be deemed to be participants in the anticipated solicitation of proxies from shareholders of BDC V in connection with the Proposals. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of BDC V’s shareholders in connection with the Proposals will be contained in the Proxy Statement when it becomes available. The Proxy Statement may be obtained free of charge from the sources indicated above.
Contacts
Investor Contact:
Investor Relations
Robert.Paun@churchillam.com
Media Contact:
Prosek Partners
Madison Hanlon
Pro-churchill@prosek.com